U.S. Energy Corp. Announces Completion of 2019 Annual Meeting of Shareholders, Election of New Board of Directors and Appointment of New Chief Executive Officer

HOUSTON, TX – December 12, 2019 --- U.S. Energy Corp. (NASDAQCM: USEG) (“We” “U.S. Energy” or the “Company”) today announced that it has completed its 2019 annual meeting of shareholders (“annual meeting”). Upon completion of the annual meeting, the Company is pleased to announce the election of a new Board of Directors and the appointment of a new Chief Executive Officer.

The Company is governed by a Board of Directors comprising of Stephen Slack, who serves as Chairman of the Board, James Denny, Patrick Duke, Randall Keys and Javier Pico. Four of the five current directors have been deemed independent directors.

The Board of Directors has appointed Ryan Smith as Chief Executive Officer effective December 10, 2019. Mr. Smith fills the CEO position previously held by C. Randel Lewis. The Board also elected Mr. Smith to continue to serve as the Company’s Chief Financial Officer, a position he has held since 2017.

“I am eager to work with the new U.S. Energy Board and the rest of the U.S. Energy team. We will remain focused on efficiently optimizing our legacy asset base while protecting our balance sheet to position the Company to successfully take advantage of opportunities in the current market,” said Mr. Smith. “I am excited about the future of U.S. Energy and will remain focused on creating sustainable value for all Company shareholders.”

“Both Ryan and the newly constituted Board of Directors bring a wealth of experience in the energy industry and we are excited about the opportunities ahead of us,” said Patrick Duke, a newly appointed Board of Director and Managing Partner of the Company’s largest shareholder, APEG Energy II. “We are highly confident in the U.S. Energy Board of Directors and management and look forward to being supportive to the Company in executing its strategic goals.”

About U.S. Energy Corp.

We are an independent energy company focused on the lease acquisition and development of oil and gas producing properties in the continental United States. Our business is currently focused in the Williston Basin of North Dakota and South Texas. We target low decline assets with existing infrastructure that allows us to maximize our return on capital in a cost effective and sustainable manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com